COMPENSATION AGREEMENT

     This Compensation Agreement is dated May 3, 2005 between Dermisonics, Inc., a Nevada corporation (the "Company"), and Ruffa & Ruffa, P.C. ("Consultants").

     WHEREAS, the Consultants have rendered legal services in favor of the Company since March 2004; and

     WHEREAS, the value of the legal services rendered by the Consultants as of April 30, 2005 was $177,037.75 ("Amount Due"); and

     WHEREAS, the Company wishes to compensate the Consultants by issuing to them shares of its common stock for such services rendered and the Consultants are willing to accept shares of common stock in full payment for the services rendered;

     NOW THEREFORE, in consideration of the premises, it is agreed as follows:

     1. The Company will issue to such members or employees of the Consultants as the Consultants shall designate, an aggregate of 213,298 shares ("Shares") of the Company's common stock, par value $.001 per share, said number having been calculated by dividing the Amount Due by the closing price of the common stock on the Over-the-Counter Bulletin Board on the date hereof ($.83).

     2. The Company will register the Shares by filing a Form S-8 with the Securities and Exchange Commission within 10 days of the execution of this
agreement.   The Company will bear all fees and expenses incident to the registration of the Shares, except for brokerage fees or underwriting discounts.

     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.


                                   DERMISONICS, INC.

                                   By:    /s/ Bruce Haglund
                                       ---------------------------------
                                          Bruce Haglund, President

                                   RUFFA & RUFFA, P.C.

                                   By:    /s/ William Ruffa
                                       ---------------------------------
                                          William Ruffa